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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

RIVIERA HOLDINGS CORPORATION
LAS VEGAS, NEVADA

We consent to the use in the Registration Statement No. 333-14593 relating to 3,000,000 shares of Common Stock of Riviera Holdings Corporation (the "Company") on Form S-1 of our report dated February 28, 1997 appearing in the Prospectus which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada

March 10, 1997